UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2015

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.	Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 15, 2015, the Company held its 2015 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies; the proposals are described in detail in the Company’s Proxy Statement dated March 6, 2015.  The voting results are as follows:

Proposal 1 – Election of Directors

The following individual was elected to serve as a director of the Company to hold office until the 2017 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non-Votes
Louis A. Smith	17,552,468	116,924	860,218

The following individuals were elected to serve as directors of the Company to hold office until the 2018 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non-Votes
Matthew J. Missad	17,572,974	96,418	860,218
Thomas W. Rhodes	17,573,787	95,605	860,218
Brian C. Walker	17,573,626	95,766	860,218

Proposal 2 – Amendment to Director Retainer Stock Plan.

The shareholders approved the amendment to the Director Retainer Stock Plan.

For	Against	Abstain	Non-Votes
17,445,181	205,993	18,218	860,218

Proposal 3 – Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2015.

The shareholders ratified the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal 2015.

For	Against	Abstain
18,515,544	9,423	4,643

Proposal 4 –Advisory (Non-Binding) Vote on Executive Compensation.

The shareholders approved the proposed resolution to approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Non-Votes
17,320,644	330,499	18,249	860,218

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2015	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer